EXHIBIT 10(i)
                         Consent of Counsel
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                 Jorden Burt Berenson & Johnson LLP
                 1025 Thomas Jefferson Street, N.W.
                            Suite 400-E
                      Washington, D.C.  20007




                           December 27, 1995





  AIG Life Insurance Company
  One Alico Plaza
  P.O. Box 667
  Wilmington, Delaware   19899


  Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 33-39171) filed by AIG Life Insurance Company and Variable Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.


                           Very truly yours,


                           /s/Jorden Burt Berenson & Johnson LLP
                           Jorden Burt Berenson & Johnson LLP
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